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                                                                   EXHIBIT 10.60


                                 THE ELLIOTT COMPANY
5 Burlington Woods Drive - Suite 203 Burlington, Massachusetts 01803-4542 U.S.A. 617-270-5380 Fax 617-270-5375

                                    April 14, 1997

MR. JOHN W. ANDERSEN                             cc:  MS. DORI REAP
Chairman of the Board                                 Chief Financial Officer
  & Chief Executive Officer
Ultrafem, Inc.
805 Third Avenue, 17th Floor
New York, NY 10022

                               STRATEGIC RELATIONSHIPS

                          ENGAGEMENT CONTINUATION AGREEMENT

Dear John:

This letter serves to extend our previous engagement by Ultrafem to assist in pursuing strategic relationships. The following outlines the very same specific elements, details and terms for this engagement that have been employed under the Agreement drawn by your lawyers and Dori Reap, dated March 14, 1996.

I.  PROJECT SCOPE/RESPONSIBILITY OF THE ELLIOTT COMPANY

    The following activities reflect continuation and ongoing refinement of what The Elliott Company had previously been engaged to undertake:

    A.   CORPORATE RELATIONSHIPS STRATEGY DEVELOPMENT AND PURSUIT

         - Co-define relationship opportunities with Ultrafem management in conjunction with the relevant Medical and International feminine protection market

         - Identify and prioritize target companies as prospects for Ultrafem relationships

         - Create a relevant approach and presentation tailored for each target company

         - Review the approaches and presentation materials with Ultrafem for approval prior to meetings with/distribution to target companies

    B. LEAD THE CONTACT WITH TARGET RELATIONSHIP COMPANIES. PARTICIPATE FULLY WITH ULTRAFEM MANAGEMENT IN PRESENTATIONS AND NEGOTIATIONS WITH TARGET COMPANIES. SUCCESSFULLY CONCLUDE STRATEGIC RELATIONSHIP DEAL(S).

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         The Elliott Company will not make contact with any target Strategic
         Relationships without the prior approval of Ultrafem. The approved list of target Strategic Relationships presently being pursued, and hence applicable to the terms & conditions of this Continuation Agreement, is provided in Exhibit I. Companies may be added, deleted, and/or reintroduced to this list only through the written submission by The Elliott Company and approval by Ultrafem, or through the sole direction of Ultrafem. Nothing herein obligates Ultrafem to enter into a Strategic Relationships Agreement with any person or entity.


II. THE ELLIOTT COMPANY COMPENSATION

    SEGMENT I.A. & SEGMENT I.B.

         - Advance professional time billed at full value (for boutique activity, professional billing rates range form $120 to $285 per hour, less for project orientation), less 20% venture courtesy invoice reduction for Ultrafem. Satisfactory progress must be mutually acknowledged by both parties prior to invoicing being accepted by Ultrafem and supported with weekly and/or monthly progress reports.

         - This portion of The Elliott Company compensation will be deducted from the Deal Completion Award payable to The Elliott Company upon the successful conclusion of a Strategic Partner Agreement that has been signed-off by both Ultrafem and the Strategic Partner.

    OUT-OF-POCKET EXPENSES

         - For business travel, lodging, telephone, special report production, courier, etc. charged at cost to Ultrafem, (currency exchange, if applicable, at date of expenditure), supported with an appropriate documentation and receipts.

         - Out-of-pocket expenses cannot exceed $1,000 per month without the consent of Ultrafem

    DEAL COMPLETION AWARD TO THE ELLIOTT COMPANY

         - 5% of the first $10 Million proceeds to Ultrafem (in the aggregate)

         -    3% of proceeds above $10 Million to Ultrafem

         -    Maximum Deal Completion Award Payable to The Elliott Company =
              $800,000

              -  AWARD BASIS - PROCEEDS

                  -- The Deal Completion Award is only payable upon the completion of a Strategic Relationship Agreement and the receipt of cash proceeds

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                        by Ultrafem as to when and to the extent such proceeds
                        are received (e.g. for licensure, etc.). Proceeds may be any combination of: (1) Up-front cash payments [or cash equivalent in the form of common equity stock in the Strategic Relationship Partner]; (2) Deferred cash payments associated with milestone events; and/or (3) Royalty payments, all of which may be structured as part of the initial deal closure.

              -  AWARD BASIS - STRATEGIC RELATIONSHIP PARTNERS

                  -- Only applicable for companies introduced by The Elliott Company that have been agreed upon and are listed (Exhibit I herein) as approved target Strategic Relationship Partners.

                  -- Companies previously on a list that may have been eliminated shall NOT remain candidates for award basis. Companies may be added, deleted, and/or reintroduced to this list only through the written submission by The Elliott Company and approval by Ultrafem or through the sole direction of Ultrafem

III.     ENGAGEMENT TERM

    The term of this Continuation Agreement is twelve (12) months (February 1, 1997 through January 31, 1998 inclusive). The term may be extended by the mutual agreement of both parties.

         - ENGAGEMENT CANCELLATION - With thirty (30) days written notice by either party.

         - DEAL COMPLETION AWARD AFTER ENGAGEMENT CANCELLATION - May be earned under the following terms/conditions,

              - Applicable only to Strategic Relationship Partners introduced to Ultrafem that are on an approved list of targets (presently
              Exhibit I)

              - Are determined by Ultrafem to be reasonably active at the time of engagement cancellation

              - A Strategic Relationship Agreement is completed within one (1) year of the date of cancellation of this engagement with The Elliott Company

IV. OTHER TERMS AND CONDITIONS

    ADVANCE WORK - Basic professional fees and out-of-pocket expenses to be billed monthly and payable by Ultrafem in thirty (30) days, within context of agreed schedule and invoice amount courtesy reduction.

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    DEAL COMPLETION AWARD - Will be paid to The Elliott Company thirty (30)
    days after the receipt of cash proceeds from the closure date of a strategic relationship. In the case of deferred cash payments associated with milestone events and/or royalty payments, The Elliott Company similarly will be paid thirty (30) days after the actual receipt of the cash payment by Ultrafem.

    LAW - This Engagement Continuation Agreement is governed by the internal laws of New York State.

    CURRENCY & SETTLEMENT - All figures in this Agreement, whether for Advance Fees, Out-of-pocket expenses, and/or definition of Proceeds as well as the Deal Competition Award, are stated in United States currency, and are all-inclusive of taxes and surcharges.

ACCEPTANCE OF THIS LETTER OF ENGAGEMENT CONTINUATION AGREEMENT REQUIRES BOTH SIGNATURES BELOW IN ORIGINAL FORM, AND EXCHANGE OF SIGNED DOCUMENTS.




Acceptance:  /s/ John W. Anderson                     Date:   4/25/97
          ----------------------------------               ---------------
                   John W. Andersen
         CHAIRMAN & CHIEF EXECUTIVE OFFICER
                   ULTRAFEM, INC.



Acceptance:  /s/ Roger S. Elliott                     Date:   5/06/97
          ----------------------------------               ---------------
                   Roger S. Elliott
                     PRESIDENT
                THE ELLIOTT COMPANY